UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2020

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS,Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

 Item 1.01.             Entry into a Material Definitive Agreement.

Purchase Agreement

On December 14, 2020, EnLink Midstream, LLC (“ENLC”) and EnLink Midstream Partners, LP, a subsidiary of ENLC (“ENLK”), entered into a Purchase Agreement (the “Purchase Agreement”), with BofA Securities, Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to the issuance and sale of $500.0 million aggregate principal amount of ENLC’s 5.625% senior notes due 2028 (the “Notes”), at a price to the public of 100.0% of their face value. The closing of the offering of the Notes occurred on December 17, 2020.

The Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K (this “Current Report”) and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Purchase Agreement contains customary representations, warranties, and agreements by ENLC and ENLK, and customary conditions to closing, obligations, of the parties and termination provisions. ENLC and ENLK have agreed to indemnify the Initial Purchasers, and the Initial Purchasers have agreed to indemnify ENLC and ENLK, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the other party may be required to make because of any of those liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Indenture and Notes

The Notes were issued under an Indenture, dated December 17, 2020 (the “Indenture”), among ENLC, as issuer, ENLK, as a guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will be senior unsecured obligations of ENLC and ENLK. Interest is payable on the Notes on January 15 and July 15 of each year beginning on July 15, 2021 until their maturity on January 15, 2028.

Prior to July 15, 2027, ENLC may redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the Notes matured on July 15, 2027 (exclusive of interest accrued to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Indenture) plus 50 basis points; plus, in either case, accrued and unpaid interest to the redemption date. Also, on or after July 15, 2027, ENLC may redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, ENLC must offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The terms of the Indenture, among other things, include a limitation on liens and a restriction on sale-leaseback transactions.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of agreements in the Indenture; the failure of ENLK’s guarantee to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified by the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of all the Notes, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture.

The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report with respect to the Indenture and the Notes is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated as of December 17, 2020, by and among EnLink Midstream, LLC, as issuer, EnLink Midstream Partners, LP, as guarantor, and Wells Fargo Bank, National Association, as trustee.
10.1	—	Purchase Agreement, dated as of December 14, 2020, by and among EnLink Midstream, LLC, EnLink Midstream Partners, LP, and BofA Securities, Inc., as representative of the several initial purchasers named therein.
104	—	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

By: EnLink Midstream Manager, LLC, its Managing Member

Date: December 18, 2020	By:	/s/ Pablo G. Mercado
Pablo G. Mercado
Executive Vice President and Chief Financial Officer